Form N-SAR, Item 77
                             for ING Variable Funds
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")

                                                    ----------------------------
                                                    If filing more than one Page
                                                    32, "X" box:
                                                    ----------------------------
For period ending: 06/30/03
File number:       811-2514

77.   A.    Is the Registrant filing any of the following attachments with the current filing of Form N-SAR? (ANSWER FOR ALL SERIES AS A GROUP)
            _______________________________________________________________    Y

NOTE If answer is "Y" (Yes), mark those items below being filed as an attachment
to this form or incorporate by reference.                         ______________
                                                                        Y/N

B.    Accountant's report on internal control                   ___________    N
C.    Matters submitted to a vote of security holders           ___________    N
D.    Policies with respect to security investments             ___________    N
E.    Legal proceedings                                         ___________    N
F.    Changes in security for debt                              ___________    N
G.    Defaults and arrears on senior securities                 ___________    N
H.    Changes in control of Registrant                          ___________    N
I.    Terms of new or amended securities                        ___________    N
J.    Revaluation of assets or restatement of capital share     ___________    N
      account
K.    Changes in Registrant's certifying account                ___________    N
L.    Changes in accounting principles and practices            ___________    N
M.    Mergers                                                   ___________    N
N.    Actions required to be reported pursuant to Rule 2a-7     ___________    N
O.    Transactions effected pursuant to Rule 10f-3              ___________    N
P. Information required to be filed pursuant to existing ___________ N exemptive orders

                            Form N-SAR, Item 77
                          for ING Variable Funds
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")

                                                    ----------------------------
                                                    If filing more than one Page
                                                    33, "X" box:
                                                    ----------------------------

For period ending: 06/30/03
File number:       811-2514

Q.    1.    Exhibits _________________________________________________         Y
      2.    Any information called for by instructions to sub-item 77Q2        N
            _____________________________________________
      3.    Any information called for by instructions to sub-item 77Q3        N

o     77Q1: Exhibits

      (e)(1) Amended Schedule A with respect to the Investment Management Agreement dated March 1, 2002 between ING Variable Funds and ING Investments, LLC, filed herewith.

      (e)(2) Amended Schedule A with respect to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC, and Aeltus Investment Management, Inc., filed herewith.